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                                                                    EXHIBIT 12.1

                                 PAWNMART, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                            Fiscal Years Ended                               Nine Months Ended
                                       ----------------------------------------------------------      --------------------------
                                       January 29,    January 28,      January 26,    January 31,      October 26,     October 31,
                                          1995            1996            1997            1998            1997            1998
                                       ----------      ----------      ----------      ----------      ----------      ----------
Fixed Charges:
    Interest Expense                   $       62      $      720      $    1,360      $    3,761      $    1,356      $      866
    Rent Expense Interest Factor              143             248             352             371             279             305
                                       ----------      ----------      ----------      ----------      ----------      ----------
                                              205             968           1,712           4,132           1,635           1,171
                                       ==========      ==========      ==========      ==========      ==========      ==========


Earnings:
    Pretax Loss From Operations            (1,625)         (2,828)         (3,056)         (5,436)         (2,356)         (2,836)
    Fixed Charges Per Above                   205             968           1,712           4,132           1,635           1,171
                                       ----------      ----------      ----------      ----------      ----------      ----------
    Losses As Adjusted                 $   (1,420)     $   (1,860)     $   (1,344)     $   (1,304)     $     (721)     $   (1,665)
                                       ==========      ==========      ==========      ==========      ==========      ==========

Ratio of Earnings to Fixed Charges          (6.91)          (1.92)          (0.79)          (0.32)          (0.44)          (1.42)
                                       ==========      ==========      ==========      ==========      ==========      ==========

Fixed Charges Exceeded Earnings By     $    1,625      $    2,828      $    3,056      $    5,436      $    2,356      $    2,836
                                       ==========      ==========      ==========      ==========      ==========      ==========